Exhibit 99.1

Worksport Ltd. Reports Q1 2025 Results: 337% Revenue Growth and 157% Margin Expansion Year-over-Year

Company Forecasts Detailed Revenue Guidance with Cash Flow Positive Objectives

West Seneca, New York, May 15, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, today announced its financial results for the fiscal quarter ending March 31, 2025. Building off positive traction in gross margins and a notable growth forecast for year-end 2025 revenues, the Company is targeting cash flow positive operations towards year-end.

Highlights from the Company’s Q1 2025 Performance:

●	Revenue Growth: Worksport reported net sales of $2.24 million in Q1 2025, representing a 337% increase from $512,000 in Q1 2024. The Company noted that Q1 typically reflects seasonally lower demand, and that its high-margin AL4 cover was released in late Q1 2025. The Al4 it is expected to drive stronger growth in Q2 2025 and beyond.

●	Margin Expansion and Profitability Path: Gross margin for the quarter was approximately 18% - up from 7% in Q1 2024 and 11% in Q4 2024. The Company expects continued margin expansion in upcoming quarters.

●	Working Capital: At the end of Q1 2025, Worksport reported a healthy working capital balance of $7.94MM, of which $5.1MM was cash availability.

2025 Outlook & Path Forward

Worksport remains highly optimistic about its trajectory in 2025, with full-year revenue guidance of $20 million to $25 million, reflecting a projected 2.5x to 3x increase over 2024 results.

●	Core Business Expansion: Growth will be led by the Company’s tonneau cover segment, particularly the AL4, which began shipping in late Q1 2025. The Company further anticipates strong sequential growth in Q2 2025, followed by a more pronounced ramp-up in Q3 2025 and Q4 2025 this year.

●	Margin Improvement: Q1 2025 gross margins improved to about 18%, up from 7% in the prior-year period. The Company is targeting 25-30% gross margins by year-end 2025.

●	COR & SOLIS Contribution: The Company is targeting $2-3 million in revenue this year from its upcoming green energy product lines. While current forecasts are based on available supply chain visibility, the Company remains optimistic that geopolitical and sourcing clarity may allow it to raise this guidance later in the year.

●	Cash Flow & Profitability: Achieving the upper end of this revenue range is expected to bring the Company to cash flow breakeven by year-end, supported by a stronger margin profile and operational leverage.

●	2026 Preliminary Outlook: While formal 2026 guidance will be shared in future quarters, internal models target sustained double-digit revenue growth and first full-year profitability. Key drivers include expanded COR & SOLIS availability, new product introductions, and increasing U.S. market share in tonneau covers.

Worksport Q1 Conference Call

For detailed insights on the quarter, and management commentary, please attend the scheduled conference call. It will occur at 4:30 P.M. E.T. on Thursday May 15, 2025. You may attend with this link: [Worksport Q1 2025 Conference Call]

Investors are highly encouraged to review the prepared remarks and conference call deck will be available at Worksport’s Investor Relations website.

Worksport Quarter 1 2025 Report: Balance Sheet & Income Statement

Below is a summary excerpt from the Financial Statements section of ‘Worksport 10-Q, May 15 2025’ covering the fiscal quarter ending March 31, 2025. Investors are encouraged to review the complete 10-Q filing and the accompanying Prepared Remarks, both linked above, for full context and analysis.

Worksport Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,080,372	$4,883,099
Accounts receivable, net	67,951	42,589
Other receivable	196,743	169,728
Inventory (Note 3)	5,725,592	5,190,054
Prepaid expenses and deposits (Note 6)	384,263	192,192
Total current assets	11,454,921	10,477,662
Investments (Note 11)	66,308	66,308
Property and equipment, net (Note 4)	13,497,178	13,644,226
Operating lease right-of-use assets (Note 12)	531,122	595,415
Intangible assets, net (Note 5)	1,113,473	953,049
Total assets	$26,663,002	$25,736,660
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,763,556	$1,526,630
Accrued liabilities and other	852,103	800,283
Accrued compensation	431,479	377,112
Long-term debt, current portion (Note 13)	227,056	222,992
Lease liability, current portion (Note 12)	244,477	246,535
Total current liabilities	3,518,671	3,173,552
Lease liability, excluding current portion (Note 12)	310,337	368,472
Long-term debt, excluding current portion (Note 13)	2,708,497	4,781,005
Total liabilities	6,537,505	8,323,029

Shareholders’ Equity
Series A & B Preferred Stock, $0.001 par value, 10,010 shares authorized, 100 Series A and 0 Series B issued and outstanding, respectively (Note 7)	-	-
Common stock, $0.001 par value, 29,900,000 shares authorized, 4,795,521 and 4,016,205 shares issued and outstanding, respectively (Note 7)	4,795	4,016
Additional paid-in capital	84,126,734	79,781,674
Share subscriptions receivable	(1,577)	(1,577)
Share subscriptions payable	4,941,555	2,115,064
Accumulated deficit	(68,937,430)	(64,476,966)
Cumulative translation adjustment	(8,580)	(8,580)
Total shareholders’ equity	20,125,497	17,413,631
Total liabilities and shareholders’ equity	$26,663,002	$25,736,660

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-Q.

Worksport Ltd.

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three Months Ended March 31, 2025 and 2024

(Unaudited)

	Three Months ended March 31,
	2025	2024

Net sales	$2,240,005	$512,637
Cost of sales	1,843,784	475,181
Gross profit	396,221	37,456

Operating expenses
Research and development	369,601	381,000
General and administrative	2,988,781	2,293,318
Sales and marketing	869,749	66,777
Professional fees	426,041	943,778
Gain on foreign exchange	(1,645)	(7,951)
Total operating expenses	4,652,527	3,676,922
Loss from operations	(4,256,306)	(3,639,466)

Other income (expense)
Interest expense	(195,438)	(123,598)
Interest income	8,134	3,054
Rental income	-	45,353
Other	(16,854)	-
Total other income (expense)	(204,158)	(75,191)

Net loss	$(4,460,464)	$(3,714,657)

Loss per share (basic and diluted)	$(1.05)	$(1.75)
Weighted average number of shares (basic and diluted)	4,262,474	2,118,807

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-Q.

The link below will take you to the Worksport Investor Relations Website. You may download the accompanying earnings call prepared remark and deck there, investors are highly encouraged to review this material:

●	Q1 2025- Earnings Call Prepared Remarks - Download Here

For further information:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.